Exhibit 10.15
                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is made effective this 30th of September, 2002, by and between DIGITAL COURIER TECHNOLOGIES, INC., a Delaware corporation ("Company"), and M2, INC., a Florida corporation ("Provider"). The Company and/or Provider are sometimes herein referred to individually as a "party" and collectively as the "parties."

                                 R E C I T A L S
                                 ---------------

         WHEREAS, the Company desires to engage Provider to perform certain services for the Company; and

         WHEREAS, Provider desires to accept such engagement, subject to all of the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

                                    AGREEMENT

         1. Engagement. Provider is hereby engaged by the Company to perform the Merchant and Financial Institution Services and manage the Technology, with all the powers, authority and duties hereinafter set forth, subject to the terms and conditions of this Agreement.

            1.1. Definitions. As used herein, the following terms shall have the following definitions:


            "CEO" means the chief executive officer of the Company.

            "Merchant  and  Financial   Institution  Services"  shall  mean  the
services provided by the Company to merchants and financial institutions as described in the Company's brochures attached hereto as Exhibit A, as well as the services contemplated to be provided by NIS as reflected on Exhibit B hereto.

            "NIS" means Net Integrated Systems, Ltd., a Bermuda corporation.

            "Technology" shall mean the proprietary software of DCTI, non-proprietary software used by DCTI in its business, and the computer systems of DCTI contained in the facilities of the Company in Clearwater, Florida and Salt Lake City, Utah.

            2. Provider's Duties and Authority. Provider shall, subject to the oversight and approval of the CEO and to the terms and conditions of this Agreement, have the exclusive authority to carry on the Merchant and Financial Institution Services on behalf of the Company, through the use of the Technology, and to manage and maintain the Technology for the Company, and in furtherance thereof, Provider shall:

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            2.1  Devote  Provider's  best  efforts  and  skills  to  its  duties hereunder, and devote such working time and attention to such duties as is reasonably indicated;

            2.2. Truthfully and accurately make, maintain and preserve all records and reports that the CEO may, from time to time, request or require in connection with its duties hereunder, and shall fully account for all records, equipment, materials or other property of the Company of which Provider shall have custody and shall deliver the same to the Company promptly after the termination of this Agreement;

            2.3. Obey all lawful rules, regulations, special instructions, and directives of the CEO which are consistent with the terms of this Agreement and endeavor to improve Provider's ability and knowledge of the business of the Company in an effort to increase the value of Provider's services for the benefit of the Company; and

            2.4. Make all suggestions and recommendations to the CEO which Provider believes will be of benefit to the Company.

            3. Oversight and Control. Notwithstanding anything contained in this Agreement to the contrary, the business and affairs of the Company shall be managed and all corporate powers shall be exercised only under the ultimate direction of the CEO. The CEO shall, and hereby does, retain all right, authority and power to approve, disapprove, oversee and direct the activities of Provider in the fulfillment of its duties under this Agreement.

            4. Certain Acts and Events. Provider shall not engage in any conduct on behalf of the Company which could have the effect of or result in the cessation or unreasonable interruption of the business of the Company;

            5. Limitations On Provider's Authority. Provider shall not commit any act of fraud, malfeasance or misfeasance in the performance of its duties, and shall at all times use its best efforts to comply with all applicable laws, rules and regulations in performing its duties under this Agreement.

            6. Compensation. For Provider's services performed and to be performed hereunder, the Company shall pay to Provider a Monthly Fee and Bonus Compensation as follows:

                  (a) Monthly Fee. The Monthly Fee shall be equal to 115% of the amount of Provider's costs and expenses incurred in connection with the performance of the Provider's duties under this Agreement. The Monthly Fee shall be calculated by Provider and billed on a monthly basis in arrears. Costs and expenses of Provider used to calculate the Monthly Fee shall include, among other things, fixed monthly payments made by Provider to NIS under the Consulting Agreement, dated September 20, 2002, between Provider and NIS. However, Provider shall exclude from such costs and expenses any payments made to NIS (or liabilities incurred to NIS) under the Consulting Agreement relating to the payment of a portion of the Bonus Compensation (described below) payable to Provider hereunder.

         The Monthly Fee shall be payable by the Company within 10 days after the submission of Provider's invoice to the Company showing its computation of such fee, with its costs and expenses set forth in reasonable detail.


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         The foregoing notwithstanding, in the event that the Free Cash Flow (as defined below) of the Company for any month is less than the amount of the Monthly Fee for such month, the Company shall only be obligated to pay towards such fee an amount equal to its Free Cash Flow for such month. The remainder of the Monthly Fee for such month ("Deferred Monthly Fee Amount") shall accrue, together with interest thereon at an annual rate of eight (8) percent, compounded monthly, and such Deferred Monthly Fee Amounts, together with the accrued interest thereon, shall become due and payable and be paid (i) as provided below in this paragraph, or (ii) 30 days after the termination of this Agreement, whichever is earlier. The Deferred Monthly Fee Amount shall be evidenced by a demand note, in the form attached hereto as Exhibit C, duly executed on behalf of the Company and delivered to the Provider along with the payment of the portion of the Monthly Fee payable hereunder. Should the Company have Free Cash Flow in any month thereafter in excess of the amount necessary to pay the Monthly Fee for that month ("Excess Cash Flow"), an amount equal to the lesser of (a) the Excess Cash Flow or (b) the full amount of all Deferred
Monthly Fee Amounts and the interest accrued thereon shall become payable. Payments using Excess Cash Flow for a given month shall be paid by the Company on the due date for that month's Monthly Fee (in addition to the regular payment of the Monthly Fee using Free Cash Flow), with such payment being applied first to the accrued interest, and second to Deferred Monthly Fee Amounts.

         For purposes hereof, Free Cash Flow for any month means all cash receipts of the Company and its subsidiaries (from all sources) for such month minus the Operating Outlays (as defined below) actually paid by the Company and its subsidiaries in the ordinary course of business during such month.

         Operating Outlays shall mean the ordinary expenses actually paid by the Company and its subsidiaries during the applicable month in connection with the operation of the Company's and its subsidiaries' businesses plus the payment of payables incurred in the ordinary course of business by the Company and its subsidiaries plus the payment of accrued expenses incurred in the ordinary course of business by the Company and its subsidiaries. However, Operating Outlays shall specifically exclude (i) any Monthly Fees paid to Provider, (ii) any payments of Deferred Monthly Fee Amounts or accrued interest thereon, (iii) any interest payments relating to any loans entered into by the Company or any of its subsidiaries prior to the date hereof, (iv) any interest payments relating to any payables or accrued expenses incurred by the Company or any of its subsidiaries prior to the beginning of such month, (v) the payment of any liabilities other than payables or accrued expenses incurred in the ordinary course of business, (vi) payments made to any officer or director of the Company or any of its subsidiaries or any of their affiliates for anything other than
(a) normal salary in amount equal to that in effect for the month prior to the date hereof and (b) reimbursement of ordinary business expenses in a manner consistent with prior practice, and (vii) payments for the acquisition of capital equipment.

                  (b) Bonus Compensation. The Bonus Compensation shall be equal to 90% of Adjusted Free Cash Flow (as defined below) earned by the Company and its subsidiaries during each month during the term hereof.

         For purposes hereof, Adjusted Free Cash Flow for any month means all cash receipts of the Company and its subsidiaries (from all sources) for such month minus Adjusted Operating Outlays (as defined below) actually paid by the Company and its subsidiaries in the ordinary course of business during such month.


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         Adjusted  Operating  Outlays shall mean the ordinary  expenses actually paid by the Company and its subsidiaries during the applicable month in connection with the operation of the Company's and its subsidiaries' businesses plus the payment of payables incurred in the ordinary course of business by the Company and its subsidiaries plus the payment of accrued expenses incurred in the ordinary course of business by the Company and its subsidiaries. Adjusted Operating Outlays shall include (i) any Monthly Fees paid to Provider for such month and (ii) any payments for such month of Deferred Monthly Fee Amounts and accrued interest thereon. However, Operating Outlays shall specifically exclude
(i) any interest payments relating to any loans entered into by the Company or any of its subsidiaries prior to the date hereof, (ii) any interest payments relating to any payables or accrued expenses incurred by the Company or any of its subsidiaries prior to the beginning of such month, (iii) the payment of any liabilities other than payables or accrued expenses incurred in the ordinary course of business, (iv) payments made to any officer or director of the Company or any of its subsidiaries or any of their affiliates for anything other than
(a) normal salary in amount equal to that in effect for the month prior to the date hereof and (b) reimbursement of ordinary business expenses in a manner consistent with prior practice, and (v) payments for the acquisition of capital equipment.


         The Bonus Compensation shall be calculated and paid monthly, on or before the 20th day of the following month. The Company shall include with each check for such compensation a schedule showing its computation of the Bonus Compensation, with a breakdown showing separately the cash collections during such month and a detailed listing of Adjusted Operating Outlays. In the event that there is no Bonus Compensation payable for any month, the Company shall, nevertheless, deliver to Provider, on or before the 20th day of the following month, a schedule showing its computation of the Bonus Compensation.

         7.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to Provider, as of the date of execution of this Agreement, as follows:

         7.1. The Company has the full power and authority to execute, deliver and perform this Agreement. The Company has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than the Company are necessary in connection with it.

         7.2. The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.

         7.3. This Agreement is valid, binding, and enforceable against the Company in accordance with its terms and no provision requiring the performance of the Company is in conflict with Company's obligations under its charter or bylaws or any agreement (of whatever form or subject) to which the Company is a party or by which the Company or any of its subsidiaries, or any of its or their assets, are bound.

         7.4 The Company is duly organized, authorized and in good standing under the laws of the State of Delaware.

         7.5 The Company's financial condition is as set forth in its most recent form 10-QSB, as filed with the Securities & Exchange Commission, and there has been no material adverse change in the Company's financial condition since the date thereof.

         7.6 The Company is not bound by any other agreement or other contract, instrument or obligation that would adversely impact the implementation of this Agreement or the rights granted to Provider by this Agreement.

         8. Representations and Warranties of Provider. Provider represents and warrants to the Company, as of the date of execution of this Agreement, as follows:

         8.1. Provider has the full power and authority to execute, deliver and perform this Agreement. Provider has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than Provider are necessary in connection with it.

         8.2. The execution and delivery of this Agreement by Provider have been duly authorized by all necessary corporate action on the part of Provider.

         8.3. This Agreement is valid, binding, and enforceable against Provider in accordance with its terms and no provision requiring the performance of Provider is in conflict with Provider's obligations under its charter or bylaws or any agreement (of whatever form or subject) to which Provider is a party or by which Provider or its assets are bound.


         8.4 Provider is duly organized, authorized and in good standing under the laws of Florida.

         9. Term. The term of this Agreement shall be for a period of five (5) years (the "Initial Term"), subject to earlier termination as set forth herein. Additionally, this Agreement shall automatically renew for an additional five
(5) year period, unless either party gives written notice of non-renewal to the other party at least ninety (90) days prior to the renewal date.

         10. Loan from Provider. Provider will establish a Line of Credit (LOC) for the Company on the terms attached to this Agreement as Exhibit D. The Company will execute promissory notes and such other documents as are reasonably requested by Provider evidencing such line of credit.

         11.  Security  for  the  Obligations  of the  Company.  To  secure  its obligations to make the payments to Provider provided for herein, the Company shall grant to Provider a first priority lien on all tangible and intangible assets of the Company, to be evidenced by the following, as appropriate: (i) a security agreement, (ii) UCC-1 financing statements, (iii) mortgages or leasehold mortgages, (iv) collateral assignments of leases and material contracts with consent of third parties; (v) stock pledge agreements with respect to stock of all subsidiaries of the Company, and (vi) escrow of source code for all proprietary software and software products of the Company.

         12. Termination.

         12.1 Voluntary Termination. Provider may, in its sole and exclusive discretion, terminate this Agreement for any reason upon ten (10) days' prior written notice to the Company, in which event the Company shall pay to Provider within 30 days after the effective date of such termination all sums then owing to Provider hereunder, including, without limitation, all accrued and unpaid Monthly Fees and any unpaid interest thereon. The Company may, in its sole and exclusive discretion, terminate this Agreement for any reason upon ten (10) days' prior written notice to Provider, stating the date and time of the proposed termination of this Agreement (the "Effective Time"), provided that (i) immediately before the Effective Time, the Company pays to Provider all sums then owing to Provider under Paragraph 6, including, without limitation, all accrued and unpaid Monthly Fees and any unpaid interest thereon, and all amounts due or to become due through and including the Effective Date, and (ii) if this Agreement is terminated by the Company without cause (as defined below) during the Initial Term, the Company also shall (a) immediately before the Effective Time, grant to Provider a perpetual, nonexclusive license to use, sell and license to others all of the Company's proprietary software and each of the Company's proprietary software products and deliver to Provider a copy of the source code for all of such software and each of such software products.

         12.2 Termination for Cause. Notwithstanding anything in this Agreement to the contrary, the Company may, at its option, terminate this Agreement for cause at any time upon the payment of the amounts described above in Paragraph 12.1(i). For purposes hereof, "cause" means any one of the following:

                  12.2.1 The conviction of Provider, or any shareholder or member of Provider owning more than 25% of the shares or interests in Provider, by a court of competent jurisdiction (and to which no further appeal can be taken) of a felony or any other crime involving moral turpitude;

                  12.2.2 The commission by Provider, or any shareholder or member of Provider owning more than 25% of the shares or interests in Provider, of an act of fraud or other act evidencing bad faith or dishonesty that materially affects the Company;

                  12.2.3. The willful refusal to follow any lawful directive of the CEO or Board of Directors of the Company;

                  12.2.4. The filing by the Provider of any petition, or commencement by Provider of any proceeding, under the Bankruptcy Act or any state insolvency law;

                  12.2.5. The making by the Provider of any general assignment for the benefit of creditors;

                  12.2.6. The filing of a voluntary or involuntary application for or appointment of a receiver with regard to Provider;

                  12.2.7. The filing of any involuntary petition, or commencement of any involuntary proceeding, under the Bankruptcy Act or any state insolvency law, against Provider, or the appointment of any receiver or trustee, which petition, proceeding or appointment is not fully and completely discharged, dismissed or vacated within sixty (60) days;

                  12.2.8. The liquidation of Provider.

                  12.2.9. The substantial cessation of business by Provider for a material amount of time;

                  12.2.10. The dissolution of Provider; or

                  12.2.11. The insolvency of Provider as evidenced by the inability of Provider to meet its ordinary obligations as they become due.

         13. Limitations on Liability of Provider. In no event shall Provider, any of its affiliates or any of their respective directors, officers, employees, agents or subcontractors, be liable for lost business opportunities, exemplary, punitive, or consequential damages under this Agreement. Except as elsewhere provided in this Agreement, none of Provider or any of its affiliates or any of their respective directors, officers, employees, agents or subcontractors, shall be liable for lost profits, lost revenues, general, incidental, indirect or any other damages under this Agreement, so long as Provider carries out its duties hereunder (i) in good faith and in a manner Provider believes to be in the best interests of the Company with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances or (ii) in compliance with the directives of the CEO or Board of Directors of the Company. In performing its duties hereunder, Provider shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, presented by the CEO or chief financial officer of the Company, or prepared or presented by other officers or employees of the Company whom Provider believes to be reliable and competent in the matters presented, or counsel, independent accountants or other persons as to matters which Provider believes to be within such person's professional or expert competence. In no event shall Provider be liable to the Company or any other third party for any merchant moneys or chargebacks or any indebtedness that the Company may incur by virtue of processing merchant accounts. The Company acknowledges that Provider is subcontracting with NIS to provide some of the Merchant and Financial Institution Services. In no event shall Provider be liable for any damage or loss caused by the action or inaction of NIS, its officers, directors, employees or agents.

         14. Confidentiality. Unless specified in writing otherwise by the party providing the same, all information pertaining to any party hereto is and shall remain confidential. The above information shall include, but not be limited to, all computer programs, software, source codes, computations, data files, algorithms, techniques, processes, designs, specifications, drawings, charts, plans, schematics, computer disks, magnetic tapes, books, files, records, reports, documents, instruments, agreements, contracts, correspondence, letters, memoranda, financial, accounting, sales, purchase and employment data, and capital structure information. Notwithstanding the foregoing, confidential information shall not include: (i) any information which is recorded in any county or filed with any public body and available for public inspection or which may be otherwise generally available to the public, through no unauthorized act of any party or its agents or employees; and (ii) information that is required to be disclosed pursuant to applicable law, including any court order or subpoena. All confidential information and other items, whether or not directly furnished or prepared by any party or its agents or employees, is and shall remain the property of the party who originally produced the same. Each party and its agents and employees shall:

         14.1. Not directly or indirectly divulge, disclose, disseminate, distribute, license, sell or otherwise make known any confidential information to any third party or person or entity not expressly authorized or permitted by the providing party to receive such confidential information (it being agreed by the Company that NIS is authorized to receive all confidential information necessary to perform the Merchant and Financial Institution Services;

         14.2. Use its best efforts to prevent disclosure of any confidential information to any third party and exercise the highest degree of care and discretion in accordance with all express duties hereunder to prevent the same;

         14.3. Except as otherwise set forth herein above, not directly or indirectly make any use whatsoever of the confidential information or of any feature, specification, detail or other characteristic contained in or derived from, the confidential information, except for purposes of performing services hereunder; and

         14.4. Return to the other party all confidential information or other items then in its possession or control, or that of its agents or employees, including originals, reproductions, replications and photocopies thereof, at any time upon request by any other party or upon the termination of this Agreement for any reason.

         15. Injunctive Relief; Specific Performance. Each party agrees that in the event of any action by the other party that in the non-breaching party's reasonable judgment will create an actual or threatened breach of Paragraph 14 of this Agreement, the non-breaching party's remedies shall include specific performance or injunctive relief, or both, without the necessity of posting bond or other security, in addition to any and all remedies at law or in equity and all such rights shall be cumulative.

         16. Relationship of Parties. The Company intends no contract of employment, express or implied, with Provider and Provider shall make no representations to the contrary. Without limitation, Provider has not obtained any right to employment or compensation or any other benefits of an employee by way of this Agreement. The parties agree that in performing their responsibilities pursuant to this Agreement they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partnership or joint venture. Provider is not authorized by this Agreement to make any representation or warranty, or create any liability or potential liability on behalf of the Company without the Company's written consent.

         17. Assignment. Except as provided below, neither party shall be allowed to assign, delegate, and/or subcontract this Agreement without the prior written consent of the other party. The Company may assign, delegate and/or subcontract this Agreement and its rights and obligations hereunder to a corporation or other entity which controls, is controlled by, or is under common control with, it; provided that the Company shall remain liable with its assignee for the full performance of all of its obligations hereunder. Provider may assign some or all of its obligations with respect to the performance of the Merchant and Financial Institution Services to NIS, and may assign, delegate and/or subcontract this Agreement and all of its rights and obligations hereunder to a corporation or other entity which controls, is controlled by, or is under common control with, it.

         18. Amendments. Except as otherwise provided in this Agreement, no provision of this Agreement may be amended, modified or waived except by a written agreement signed by both parties.

         19. Notices. All notices and other communication required or permitted under this Agreement shall be in writing and given by personal delivery, telecopy (confirmed by a mailed copy) or first class mail, postage prepaid, addressed as follows:

                  If to the Company:

                           DIGITAL COURIER TECHNOLOGIES, INC.
                           348 East 6400 South, Suite 220
                           Salt Lake City, UT 84107

                  If to Provider:

                           M2, Inc.
                           850 Trafalgar Court
                           Suite 100
                           Maitland, Florida 32751

         20. Severability. If any provision of this agreement is determined to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties. The invalidity of any Section or Subsection shall not affect the validity of any other Section or Subsection.

         21. Section Headings. The Section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of, which shall be deemed to be an original, and the counterparts shall together constitute one and the same instrument. Fax signatures shall be deemed as valid and enforceable as original signatures and shall have the same force and effect.

         23. Entire Agreement; Binding Effect. This Agreement, including all Schedules, Addendums, Exhibits and attachments, embodies the entire understanding and agreement of the parties concerning the subject matter hereof. This Agreement shall be binding upon and shall inure only to the benefit of the parties and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer or shall be deemed to confer upon any persons or entities not parties to this Agreement any rights or remedies under or by reason of this Agreement.

         24.  Recovery  of  Litigation   Costs.  If  any  legal  action  or  any
arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover as an element of their damages, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

         25. Survival. All representations and warranties shall survive the execution of this Agreement.

         26. Authority. Each of the respective persons executing this Agreement covenants and warrants that he has full legal power, right, and authority to execute this Agreement on behalf of his principal.

         27. Construction. The parties agree that each party and its counsel have received and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments, Schedules, Addendums or Exhibits thereto.

         28. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Florida without regard to or application of conflict of laws or choice of law rules.

         29. Venue. Venue for any action brought regarding the interpretation or enforcement of this Agreement shall lie exclusively in Orange County, Florida.

         30. Forum Selection. Any litigation shall be brought and litigated in the state courts sitting in Orange County, Florida, or in the United States District Court(s) sitting in Orange County, Florida. All parties hereto consent to the personal jurisdiction of such courts and waive any defense of forum non conveniens.

         31. Expenses. Upon the execution of this Agreement, the Company shall reimburse expenses Provider for all expenses incurred by it in connection with the negotiation and preparation of this Agreement, including its attorneys' fees.

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


         IN WITNESS WHEREOF, this Agreement has been executed below on behalf of the corporations party hereto by their duly authorized officers as of the date first set forth above.

                          DIGITAL COURIER TECHNOLOGIES, INC.


                          By: /s/ Craig Darling
                              --------------------------------
                                  Craig Darling
                                  Chairman of the Board

                          M2, INC.


                          By: /s/ Joseph W. Adams
                              --------------------------------
                                  Joseph W Adams
                                  President